EXHIBIT 10(ii)

BORDEN CHEMICAL, Inc.
2004 MANAGEMENT INCENTIVE PLAN

Eligibility

Associates are selected annually for participation in the Borden Chemical Management Incentive Plan based on scope of responsibility and contribution. Participants are senior level contributors with a strategic business focus.

2004 Target Incentive

Each participant will have a target incentive opportunity stated as a percentage of base salary. As an example,
                                          Salary: $100,000
Target Incentive: 20%
Target Incentive Award: $20,000

The target incentive award will be comprised of the following components:

•   70% on financial performance targets
•   30% on a participant’s performance compared to incentive goals

The 70% financial performance targets will be distributed among a combination that includes BCI Global, Business Group (e.g. Resins North America) and specific business units and/or regions. An example of such a distribution would be:

	BCI Global	Resins NA	Goals	Total

% of Target Award	20%	50%	30%	100%

Example	$4,000	$10,000	$6,000	$20,000

If the maximum financial performance targets are attained and the participant’s performance against the incentive goals is evaluated to be Exceeds, this Plan can generate an award maximum of 200% of the Target Incentive Award.

Financial Performance Targets

Borden Chemical’s Management Incentive Plan is designed to link rewards with critical financial metrics for the purpose of promoting leadership actions that are most beneficial to the Company’s short- and long-term value creation. For 2004, the primary financial metrics used will be:

•   EBITDA:   Earnings Before Interest, Taxes, Depreciation and Amortization and excluding restructuring (as approved by the Board), gain/losses from the sale of businesses, pension expense and other post employment benefit amortization

•   ROGI:               EBIT1 x (1 – Tax Rate) + Depreciation + Amortization2
Gross PP&E3 + Acquisition Goodwill + Inventory + Accounts Receivable - Accounts Payable
        1Excluding restructuring costs, gain/losses from the sale of businesses, pension expense
2 Excluding other post employment benefit amortizations
3 Property, Plant & Equipment

The financial measures for each business unit or region have been selected to:

•   Focus participants on attaining financial results
•   Align participants’ incentive awards to the financial success of the business unit and/or region
•   Recognize the wide variation in asset utilization within BCI

Generating cash and managing our investments is critical for BCI to continue to meet obligations and drive investor value. The use of EBITDA and ROGI recognizes the importance of asset utilization and balance sheet management.

The following business units will use both EBITDA and ROGI as their financial measures:

• Borden Chemical - Global	• China
• Forest Products – North America	• Australia
• Resins - North America	• Malaysia
• Formaldehyde – North America	• Brazil
• Specialty Resins – North America	• Brazil Resins
• Oilfield	• Brazil Consumer
• Europe

The North American business units below will have EBITDA only as their financial measure:

• Specialty Resins - Global	• Electronics
• Resins - Global	• Laminates & Melamine Derivatives
• Formaldehyde – Global	• Nonwovens
• Wood Adhesives	• UK
• UV Coatings	• France
• Industrial Resins	• Fentak

EBITDA & ROGI
Participants will have 20% of their incentive tied to the BCI Global EBITDA and ROGI. The remaining 50% will be tied to the appropriate business unit measure(s) listed above.

The following matrix for BCI Global illustrates the relationship of the actual EBITDA and ROGI financial performance to the 2004 financial award from 85% to 120% of target in 5% increments. Each business unit that has an EBITDA and ROGI combination will have a similar matrix.

BCI Global

ROGI	% Of Target Achieved	Percentage of Target Paid

16.2%	120%	113%	125%	138%	150%	163%	175%	188%	200%

15.6%	115%	100%	113%	125%	138%	150%	163%	175%	188%

15.1%	110%	92%	110%	113%	125%	138%	150%	163%	175%

14.5%	105%	84%	92%	100%	113%	125%	138%	150%	163%

13.9%	100%	76%	84%	92%	100%	113%	125%	138%	150%

13.3%	95%	67%	76%	84%	92%	100%	113%	125%	138%

12.8%	90%	59%	67%	76%	84%	92%	100%	113%	125%

12.2%	85%	50%	59%	67%	76%	84%	92%	100%	113%

		85%	90%	95%	100%	105%	110%	115%	120%

		$123.7	$131.0	$138.2	$145.5	$152.8	$160.1	$167.3	$174.6

		EBITDA Target

When the 2004 audited financial performance results are available the financial award will be determined by first comparing the actual EBITDA with the plan. When the actual results are between two of the numbers shown, the award percentage is calculated using a proportional increase or decrease. Once the actual EBITDA column is calculated, then a similar process will be used to determine the ROGI row on the matrix, again using a proportional increase or decrease when actual results are between two of the numbers shown.

Below are examples of the relationships between financial awards that can be generated under this Plan and financial performance:

EBITDA Only

Each business unit that has EBITDA only as the financial measure will use the following relationship between financial performance and financial incentive award:

% of EBITDA Target	85%	100%	110%	120%

% of Financial Award	50%	100%	150%	200%

For actual performance between the points above, the financial incentive award will be calculated using a proportional increase.

Incentive Goals

The Chief Executive Officer and his leadership team initiate the goal setting process.

The incentive goals are 30% of the incentive target opportunity. At the end of the year a pool will be established for payment of goals with a relationship to the overall financial achievement of the business unit. The participant and the manager will meet to discuss the participant’s performance of the incentive goals. The participant may receive an incentive payment for goals performance based on the relative individual contribution as to other participants. The sum total of the goals payments will not exceed the established pool.

CALCULATION EXAMPLE

Determining the Incentive Award

After the calendar year ends and the financial audits are completed, EBITDA and ROGI will be calculated for each financial target. Assessment of performance compared to the incentive goals will be completed by each participant’s manager.

The Financial Award

The participant’s financial award payment will be determined using the actual financial performance of the combination of BCI Global and Business Group(s) and/or region. Each has its own EBITDA & ROGI matrix.

EBITDA & ROGI Matrix Example:
Continuing with the example:
 Salary $100,000
Target Incentive 20%
Target Incentive Award $20,000

The allocation of target incentive award is as follows:

	Financial Performance

	BCI Global	Resins – NA	Business Unit	Incentive Goals	Total

% of Target Award	20%	50%	35%	30%	100%

Example	$4,000	$10,000	$7,000	$6,000	$20,000

Assume the following 2004 actual financial performance and resulting incentive payments based on the matrix on page 3:

	EBITDA % Achieved	ROGI % Achieved	Incentive Payment %

BCI Global	95%	90%	76%

Resins NA	95%	95%	84%

Financial award calculation:

	BCI Global	Resins NA	Total Financial

Incentive Target	$4,000	$10,000	$14,000

% Payment from Table	76%	84%

Award Payment	$3,040	$8,400	$11,440

At the end of the year, a Plan participant and the manager will meet to discuss the participant’s performance of the incentive goals.

The manager will use the participant’s feedback, as well as input from peers to determine the overall effectiveness of the participant’s performance. In addition, leadership judgment will be applied to determine the degree to which the participant’s efforts and initiative contributed to the Company’s overall success.

The participants will receive a relative portion of the goal pool based on individual contribution compared to other participants.

For the purpose of this example assume:

Out of 4 goals: 3 goals were determined to be at “Meets” but 2 deadlines were missed plus 1 goal was not completed. This results in the manager recommending an award of 55% of the goal target.

Target for incentive goals @ 30%:     $6,000
Goals payment @ 55% Award:       $3,300

Total incentive award:
Financial award    $ 11,440
Goals award      $   3,300
Total Award      $  14,740

Contacts

If you have questions about the incentive plan, please contact:

Name	Telephone	Title

Judy Sonnett	614-225-4205	Vice President, Human Resources

Karen Schuttenberg	614-225-3370	Director, Compensation & Benefits

John Auletto	502-560-5294	Director, Human Resources

Lorraine Jones	845-310-9052	HR Manager, UK

Christianne Breton	450-667-7766 ext 253	HR Manager, Canada